SUB ITEM 77Q1(e)
                                AMENDMENT NO. 8
                                       TO
                      MASTER INVESTMENT ADVISORY AGREEMENT


     This Amendment dated as of April 29, 2005, amends the Master Investment Advisory Agreement (the "Agreement"), dated June 5, 2000, between AIM Growth Series, a Delaware statutory trust, and A I M Advisors, Inc., a Delaware corporation.

                                  WITNESSETH:

     WHEREAS, the parties desire to amend the Agreement to add two new portfolios - AIM Moderate Growth Allocation Fund and AIM Moderately Conservative Allocation Fund and to change the name of AIM Aggressive Allocation Fund to AIM Growth Allocation Fund;

         NOW, THEREFORE, the parties agree as follows;

     1. Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:

                                  "APPENDIX A
                           FUNDS AND EFFECTIVE DATES


NAME OF FUND                               EFFECTIVE DATE OF ADVISORY AGREEMENT
------------                               ------------------------------------

AIM Basic Value Fund                                   June 5, 2000

AIM Conservative Allocation Fund                      April 30, 2004

AIM Global Equity Fund                               November 4, 2003

AIM Growth Allocation Fund                            April 30, 2004

AIM Mid Cap Core Equity Fund                         September 1, 2001

AIM Moderate Allocation Fund                          April 30, 2004

AIM Moderate Growth Allocation Fund                   April 29, 2005

AIM Moderately Conservative Allocation Fund           April 29, 2005

AIM Small Cap Growth Fund                           September 11, 2000

                                   APPENDIX B
                          COMPENSATION TO THE ADVISOR


         The Trust shall pay the Advisor, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.

                              AIM BASIC VALUE FUND
                          AIM MID CAP CORE EQUITY FUND
                           AIM SMALL CAP GROWTH FUND
NET ASSETS                                                  ANNUAL RATE
----------                                                  -----------
First $500 million..........................................   0.725%
Next $500 million...........................................   0.70%
Next $500 million...........................................   0.675%
Excess over $1.5 billion....................................   0.65%


              AIM GLOBAL EQUITY` FUND
NET ASSETS                                                  ANNUAL RATE
----------                                                  -----------
First $500 million..........................................   0.975%
Next $500 million...........................................   0.95%
Next $500 million...........................................   0.925%
On amounts thereafter.......................................   0.90%



                        AIM CONSERVATIVE ALLOCATION FUND
                           AIM GROWTH ALLOCATION FUND
                          AIM MODERATE ALLOCATION FUND
                      AIM MODERATE GROWTH ALLOCATION FUND
                  AIM MODERATELY CONSERVATIVE ALLOCATION FUND

                 These five funds do not pay an advisory fee."


     2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

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
     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.


                                              AIM GROWTH SERIES


Attest::     /s/ P. Michelle Grace            By:        /s/ Robert H. Graham
          ------------------------------             --------------------------
              Assistant Secretary                       Robert H. Graham
                                                        President

(SEAL)

                                              A I M ADVISORS, INC.


Attest:       /s/ P. Michelle Grace           By:       /s/ Mark H. Williamson
          ------------------------------             --------------------------
              Assistant Secretary                       Mark H. Williamson
                                                        President

(SEAL)

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